UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     November 12, 2009

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9390	95-2698708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9330 BALBOA AVENUE, SAN DIEGO, CA	92123
(Address of principal executive offices)	(Zip Code)

(858) 571-2121
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c) Jack in the Box Inc. announced in September 2009 that President and Chief Operating Officer Paul L. Schultz will retire from the Company on January 31, 2010.  Effective February 1, 2010, Chairman of the Board and Chief Executive Officer Linda A. Lang, 51, will take on the additional role of President.  Ms. Lang’s compensation arrangements will not change as a result of this new role.

Also effective February 1, 2010, Leonard A. Comma, 40, Vice President Operations Division II, will be promoted to Senior Vice President and Chief Operating Officer. Mr. Comma has been with the Company since 2001 and has served in his current capacity since February 2007.  Previously he served as Regional Vice President of the Company’s Southern California region (May 2006 to February 2007) and Director of Convenience-Store & Fuel Operations for the Company’s proprietary chain of Quick Stuff convenience stores (August 2001 to May 2006). The Company sold its Quick Stuff operations in fiscal 2009.

As a result of Mr. Comma’s promotion, he will become subject to the Company’s executive stock ownership guidelines and eligible to receive grants of restricted stock units (“RSUs”) as a portion of long-term incentive awards under the Company’s ownership program for executives.  No grants of RSUs have been awarded to Mr. Comma under this program.

At the time his promotion is effective, it is anticipated that the Company will enter into a Compensation and Benefits Assurance Agreement (“CIC Agreement”) with Mr. Comma.  The CIC Agreement provides for compensation in the form of a lump sum payment and other benefits in the event of a qualifying termination within 24 months of the effective date of a “change in control” of the Company, as that term is defined in the CIC Agreement.  The CIC Agreement has a term of two years and automatically renews for an additional two years unless either party to the agreement gives notice of intent not to renew.  The CIC Agreement does not provide for gross-up of any amounts payable to Mr. Comma under the CIC Agreement.  This summary description of benefits under the CIC Agreement is qualified in its entirety by reference to the current form of CIC Agreement that is attached as Exhibit 10.10.1 to this Form 8-K.

A copy of the press release announcing Mr. Comma’s promotion is attached as Exhibit 99.1.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)       Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.10.1	Compensation and Benefits Assurance Agreement
99.1	Jack in the Box Inc. to Promote Leonard Comma to SVP and Chief Operating Officer, Elana Hobson to VP of Operations, Division II

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK IN THE BOX INC.
By:	JERRY P. REBEL
Jerry P. Rebel
Executive Vice President
Chief Financial Officer
(Principal Financial Officer)
(Duly Authorized Signatory)
Date: November 16, 2009

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